UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 9, 2008

TURBOCHEF TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32334	48-1100390
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Six Concourse Parkway, Suite 1900, Atlanta, Georgia	30328
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(678) 987-1700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On August 13, 2008, TurboChef Technologies, Inc., a Delaware corporation (“TurboChef”), announced the execution of an Agreement and Plan of Merger (the “Merger Agreement”), dated August 12, 2008, among TurboChef, The Middleby Corporation, a Delaware corporation (“Middleby”) and its wholly owned subsidiary, Chef Acquisition Corp., a Delaware corporation (“Merger Sub”).  The Merger Agreement provides that, upon the terms and conditions set forth in the Merger Agreement, TurboChef will merge with and into Merger Sub (the “Merger”), and Merger Sub will continue as the surviving corporation in the Merger as a wholly owned subsidiary of Middleby.

On September 9, 2008, a purported shareholder class action lawsuit was filed in the Superior Court of Fulton County, Georgia, on behalf of the public stockholders of TurboChef, challenging TurboChef’s proposed merger with Middleby.  The complaint names TurboChef, Middleby and the current members of TurboChef’s board of directors as defendants.  Among other things, the complaint alleges breach of fiduciary duty by TurboChef’s directors in connection with approval of the Merger Agreement.  The Company believes that the lawsuit is without merit and intends to vigorously defend it.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TURBOCHEF TECHNOLOGIES, INC.

(Registrant)

	By:	/s/ Dennis J. Stockwell

Dennis J. Stockwell
Vice President and General Counsel

Date: September 16, 2008